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                                                                Exhibit 24.2

                                ORNDA HEALTHCORP
                            SECRETARY'S CERTIFICATE


         I, Karen H. Abbott, Assistant Secretary of OrNda HealthCorp, a Delaware corporation ("the Company"), DO HEREBY CERTIFY that the following is a true and correct excerpt from the minutes of a meeting of the Board of Directors of the Company duly called, convened and held June 14, 1994, and that the resolutions therein contained are still in full force and as of the date hereof have not been in any respect altered, revised, or repealed, and that the resolutions do not in any manner contravene the Articles of Incorporation or the ByLaws of the Company.


              RESOLVED, that each offer and director of the Corporation who may be required to execute such Registration Statement or any amendment thereof (whether on behalf of the Corporation or as an officer or director thereof) be and hereby is authorized to execute a power of attorney appointing Keith B. Pitts and Ronald P. Soltman, and each of them, as true and lawful attorneys and agents, to execute in his name, place and stead (in any such capacity) said Registration Statement and any and all amendments thereto, and any and all documents in connection therewith, and to file the same with the Commission, each of said attorneys and agents to have power to act with or without the other and to have the full power and authority to do and perform in the name and on behalf of each of said officers and directors, or both, as the case may be, every act whatsoever necessary or advisable to be done as fully and to all intents and purposes as any such officer and director might or could do in person;



   IN WITNESS WHEREOF, I have hereunto set my hand and the Seal of the Corporation this seventh day of July, 1994.


                                                   /s/ Karen H. Abbott
                                                   ----------------------
                                                   Karen H. Abbott
                                                   Assistant Secretary